UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2026

DIME COMMUNITY BANCSHARES, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

898 Veterans Memorial Highway, Suite 560
Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	The Nasdaq Stock Market, LLC
Preferred Stock, Series A, $0.01 Par Value	DCOMP	The Nasdaq Stock Market, LLC
9.000% Junior Subordinated Notes, $25.00 Par Value	DCOMG	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events.

Dime Community Bancshares, Inc. (the “Company”) announced its intention to redeem at par on March 30, 2026, all of its outstanding $40,000,000 principal amount of Fixed/Floating Subordinated Debentures (the "Debentures") due 2030. The proposed redemption is part of the Company’s ongoing capital management strategy and reflects its strong capital position and liquidity profile. The redemption of the Debentures is expected to be funded with cash on hand and will be accretive to EPS.

In addition, the Company’s Board of Directors has reauthorized its share repurchase program, allowing the repurchase of up to 1,566,947 of its outstanding common shares that remain under its existing repurchase plan. The timing and amount of any repurchases will depend on market conditions, regulatory approvals, and other factors. There can be no assurance that any repurchases will be completed in full or at all.

Item 9.01      Financial Statements and Exhibits

(d)	(d) Exhibits
(e)

99.1	Press Release of Registrant, dated January 26, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

(f)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dime Community Bancshares, Inc. (Registrant)

DATE: January 26, 2026	/s/ Avinash Reddy
Avinash Reddy
Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer